Exhibit 3.7

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ATKORE INTERNATIONAL CTC, INC.

The undersigned President and Secretary of ATKORE INTERNATIONAL CTC, INC., a corporation duly organized, created and existing under and by virtue of the laws of the State of Arkansas, hereby certify that:

1.             The following amendment to the Articles of Incorporation was adopted by the Board of Directors and sole shareholder of said corporation effective as of June 1, 2011:

RESOLVED, that the corporation shall be governed by the provisions of the Arkansas Business Corporation Act of 1987 (Acts 1987, No. 958).

RESOLVED, that the Articles of Incorporation be amended to read as follows:

ELEVENTH:     The provisions of Title 4, Chapter 27 of the Arkansas Code of 1987 Annotated, as may be amended or otherwise modified (the “Arkansas Business Corporation Act”), shall apply to the corporation and these Articles of Incorporation.

2.             On the date of the adoption of the foregoing resolution there were shares of common stock outstanding and entitled to vote thereon.  The number of shares voted for and against such amendment were as follows:

For	Against

999,946	-0-

3.             The statements contained herein are true and correct to the best of our knowledge and belief.

[Signature page to follow.]

IN WITNESS WHEREOF, we have hereunto set our hands as Vice President and Secretary, respectively, of said corporation on this 1st day of June, 2011.

/s/ Karl J. Schmidt
Karl J. Schmidt
Vice President

/s/ Eileen P. Tierney
Eileen P. Tierney
Secretary

ARTICLES OF INCORPORATION

OF

CENTURY TUBE CORPORATION

The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of Act No. 576 of the General Assembly of the State of Arkansas for 1965, entitled “Arkansas Business Corporation Act” does hereby certify as follows:

FIRST:  The name of this corporation is

CENTURY TUBE CORPORATION

SECOND:  The duration of this corporation is perpetual.

THIRD:  The objects and purposes proposed to be transacted, promoted or carried on by it are as follows, to-wit:

(a)       To import, export, distribute, sell, purchase, manufacture, design, fabricate, assemble, construct, repair and service steel and iron products and equipment and any similar or related products and equipment.

(b)       To engage in any commercial, mercantile, industrial, manufacturing, research, licensing, servicing, agency, securities or brokerage business not prohibited by law.

(c)       To purchase or otherwise acquire, hold, own, sell, lease, create interests in, or otherwise dispose of real property, improved or unimproved, or personal property, tangible or intangible, of any kind in any manner.

(d)       To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in these Articles of Incorporation or in the laws of the State of Arkansas.

FOURTH:  The authorized capital stock of this corporation shall consist of 500,000 shares of $10.00 par value common capital stock.

FIFTH:  The corporation shall not commence business until it has received consideration of the value of at least $1,000 for the issuance of its shares of stock.

SIXTH:  The initial office of the corporation shall be 11th Floor Simmons Bank Building, 501 Main Street, P. O. Box 8509, Pine Bluff, Jefferson County, Arkansas, and the name of the resident agent is E. Harley Cox, Jr., at that same address.

SEVENTH:  The name and post office address of the incorporator is as follows:

Name	Address

E. Harley Cox, Jr.	P. O. Box 8509
11th Floor, Simmons First National Bank Building
5th & Main Streets
Pine Bluff, Arkansas 71611

EIGHTH:  The number of directors constituting the initial Board of Directors to serve until the next annual meeting of the stockholders and until their successor are elected and qualified shall be five (5), but the stockholders shall, annually, fix the number of directors to serve the corporation for the next ensuing year, and the stockholders may, at any time, increase the number of directors for the balance of any corporate year at a meeting called and held for that purpose.

NINTH:  The affairs and business of this corporation shall be controlled by a Board of Directors consisting of such number as may be fixed by the shareholders at the annual meeting or increased at any special meeting for that stated purpose. The Board of Directors may make By-Laws for the management of the affairs and business of this corporation from time to time and may amend or repeal such By-laws except for the By-Law which fixes the number of directors to serve the corporation each year. In addition, the corporation and the Board of Directors shall have all the powers provided for corporations and Boards of Directors under the laws of

2

the State of Arkansas, including, but not limited to, the power to create an executive committee from among their number to provide for the day-to-day management and operations of the company affairs.

TENTH:  The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 20th day of October, 1978.

/s/ E. Harley Cox, Jr.	(SEAL)
E. Harley Cox, Jr.

STATE OF ARKANSAS	)
COUNTY OF JEFFERSON	) SS

BE IT REMEMBERED, that on this 20th day of October, A.D. 1978, personally came before me the undersigned a Notary Public, within and for the county and state aforesaid, party to the foreoging Articles of Incorporation, known to me personally to be such, and acknowledged the same to be his act and deed, and that the facts therein set forth are true.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ [ILLEGIBLE]
Notary Public

My commission expires:

April 1, 1980

3

ARTICLES OF MERGER

AMERICAN DAIWA STEEL CORPORATION

INTO

CENTURY TUBE CORPORATION

THIS AGREEMENT OF MERGER, dated the 11 day of November, 1986, by and between American Daiwa Steel Corporation (“American”), a corporation organized and existing under the laws of the State of New York, and Century Tube Corporation (“Century”), a corporation organized and existing under the laws of the State of Arkansas, WITNESSETH:

WHEREAS, the respective Boards of Directors of the aforesaid corporations, hereinafter collectively referred to as the “Constituent Corporations”, at meetings duly called and held have by their resolutions declared it advisable for the general welfare and advantage of the Constituent Corporations and the respective shareholder that the Constituent Corporations merge pursuant to the laws of the States of Arkansas and New York so as to form a single corporation to be known as Century Tube Corporation (hereinafter the “Surviving Corporation”); and,

WHEREAS, it is the purpose, desire and intention of the Constituent Corporations, respectively, to set forth the understandings, mutual undertakings and agreements under which the merger shall be effective and to make provision for the necessary filing and recording thereof:

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, provisions, covenants and grants hereinafter contained, the parties hereto agree in accordance with the applicable laws of the States of Arkansas and New York that each and all of the Constituent Corporations be, and they are hereby merged into a single corporation to be known as Century Tube Corporation and that the terms and conditions of the merger and the status of the Surviving Corporation are and shall be as hereinafter set forth.

The Articles of Incorporation of Century, a copy of which Articles of Incorporation are attached hereto as Exhibit A, shall be and become the Articles of Incorporation of the Surviving Corporation.

As to each constituent corporation, the number of shares outstanding are as follows:

Corporation	Number of Shares Outstanding

American Daiwa Steel Corporation	100,000

Century Tube Corporation	300,000

All outstanding shares were voted in favor of the merger.

The mode of carrying into effect the merger provided in this Agreement, and the manner and basis of selling or exchanging the share of the Constituent Corporations into shares of the Surviving Corporation are as follows:

At the effective date of this merger, the 100,000 shares of $10.00 par value issued and outstanding common stock of American shall be converted into and become 100,000 shares of the $10.00 par value common stock of the Surviving Corporation, and the holder of the outstanding American capital stock, upon surrender to the Surviving Corporation for cancellation, shall be entitled to receive a stock certificate for such shares of the Surviving Corporation.

The status of the outstanding common stock of Century shall not be changed in any respect other than it shall be deemed to be outstanding common stock of the Surviving Corporation.

The merger of the Constituent Corporations shall be effective at the close of business on the 15th day of November, 1986, and thereafter the Constituent Corporations shall cease and terminate and thereupon become a single corporation in accordance with these Articles of Merger, possessing all rights, privileges, powers, franchises and immunities as well as of a public or as of a private nature and being subject to all of the liabilities and duties of each of such corporations so merged, and all the rights, privileges, powers, franchises, and immunities of each of the Constituent Corporations and all property, real, personal and mixed and all debts owing on whatever account and all other things in action of or belonging to each of such corporations shall be vested in the Surviving Corporation, and all such property, rights, privileges, powers, franchises and immunities and all other things in action or belonging to each of such Constituent Corporations shall be vested in the Surviving Corporation, and all such property, rights, privileges, powers, franchises and immunities and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations; provided, that all rights of creditors and all liens upon the property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the time of this merger, and all debts, liabilities and duties of the respective Constituent Corporations shall henceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties have been incurred or contracted by it.

The Surviving Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation and these Articles of Merger as from time to time amended, and any provision contained in this Agreement in the manner now or hereafter prescribed by law or by such Articles or by the By-Laws of the Surviving Corporation, as from time to time amended, and all rights and powers of whatsoever nature conferred in the Articles of Incorporation of the Surviving Corporation as from time to

3

time amended, or herein, upon any stockholder, director, officer or any other person are subject to this reservation.

IN WITNESS WHEREOF, the Constituent Corporations have caused their respective corporate names to be hereunto affixed by their respective officers upon due approval of their Boards of Directors, all as of the day and year first above written.

AMERICAN DAIWA STEEL CORPORATION

By	/s/ [ILLEGIBLE]
	Title:	Vice President

By	/s/ [ILLEGIBLE]
	Title:	Secretary

CENTURY TUBE CORPORATION

By	/s/ [ILLEGIBLE]
	Title:	Executive V.P..

By	/s/ [ILLEGIBLE]
	Title:	Assistant Secretary

STATE OF ARKANSAS	)
COUNTY OF JEFFERSON	) SS

On this 11 day of November, 1986, before me, the undersigned, a Notary Public duly commissioned, qualified and acting within and for the county and state aforesaid, appeared in person the within named Masakazu Higatani and Kiyashi Furukawa, to me personally well known, who stated that they were the Vice President and Secretary, respectively, of American Daiwa Steel Corporation, and were duly authorized in such capacities to execute the foregoing instrument for and in the name and behalf of said professional corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument in such capacities and for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal as such Notary Public this 11 day of November, 1986.

/s/ Leigh Kesterson
Notary Public

My commission expires:

February 1, 1992

4

STATE OF ARKANSAS	)
COUNTY OF JEFFERSON	) SS

On this 11 day of November, 1986, before me, the undersigned, a Notary Public duly commissioned, qualified and acting within and for the county and state aforesaid, appeared in person the within named Masakazu Higatani and Kiyashi Furukawa, to me personally well known, who stated that they were the Executive Vice President and Assistant Secretary, respectively, of Century Tube Corporation, and were duly authorized in such capacities to execute the foregoing instrument for and in the name and behalf of said professional corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument in such capacities and for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal as such Notary Public this 11 day of November, 1986.

/s/ Leigh Kesterson
Notary Public

My commission expires:

February 1, 1992

5

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CENTURY TUBE CORPORATION

The Articles of Merger that were filed on November 12, 1986, with the Secretary of State of the State of Arkansas, on behalf of American Daiwa Steel Corporation, a corporation organized and existing under the laws of the State of New York (“American”) and Century Tube Corporation, a corporation organized and existing under the laws of the State of Arkansas (“Century”), (hereinafter collectively referred to as the “constituent corporations”), establishes the effective date of the proposed Merger as November 15, 1986. It is necessary to amend the effective date of the proposed Merger due to a delay in the filing of the Certificate of Merger in the State of New York.

NOW, THEREFORE, the Articles of Merger filed with the Secretary of State of the State of Arkansas are amended to set the effective date of the proposed Merger as November 24, 1986.

Pursuant to Section 62 of Act 576 of 1965 (Ark. Stat. Ann. §64-509[1947]), the undersigned corporation does hereby adopt the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is Century Tube Corporation.

SECOND:       Article IV of the Articles of Incorporation is hereby amended to read as follows:

The authorized capital stock of this corporation shall consist of 1,500,000 shares of $10.00 par value common capital stock.

THIRD:          The date of adoption of the amendment by the shareholders of the corporation was November 26, 1986.

FOURTH:      There being only one class of stock outstanding, the number of shares entitled to vote on this amendment was 400,000.

FIFTH:           The number of shares voted for the amendment was 400,000 and no shares voted against the amendment.

IN WITNESS WHEREOF, the undersigned officers of the constitutent corporations have hereunto set their hands on behalf of this corporation this 26th day of November, 1986.

CENTURY TUBE CORPORATION

		By	/s/ [ILLEGIBLE]
		Title	Chairman of the board
ATTEST:

/s/ [ILLEGIBLE]
Title:	Secretary

AMERICAN DAIWA CORPORATION By Century Tube Corporation successor corporation

		By	/s/ [ILLEGIBLE]
		Title	Chairman of the board

ATTEST:

/s/ [ILLEGIBLE]
Title:	Secretary

STATE OF ARKANSAS	)
COUNTY OF JEFFERSON	)

I, Masakazu Higatani, the Secretary of Century Tube Corporation, do hereby state on oath, after first having been duly sworn, that the statements contained in the foregoing Articles of Amendment to the Articles of Incorporation are true and correct, to the best of my knowledge, information and belief.

/s/ [ILLEGIBLE]

Subscribed and sworn before me this 22 day of December, 1986.

/s/ Leigh Kesterson
Notary Public

My Commission Expires:

Feb. 1, 1992

2

STATE OF Arkansas	)
COUNTY OF Jefferson	)

I, Masakazu Higatani, the Secretary of Century Tube Corporation, successor corporation, do hereby state on oath, after first having been duly sworn, that the statements contained in the foregoing Articles of Amendment to the Articles of Incorporation are true and correct, to the best of my knowledge, information and belief.

/s/ [ILLEGIBLE]

Subscribed and sworn to before me this 22 day of December, 1986.

/s/ Leigh Kesterson
Notary Public

My Commission Expires:

Feb. 1, 1992

3

NOTICE OF CHANGE OF REGISTERED AGENT

Pursuant to the Corporation Laws of the State of Arkansas, Century Tube Corporation (“Corporation”) submits the following statement for the purpose of changing its registered agent in the State of Arkansas. Century Tube Corporation is an Arkansas corporation.

1.	The name of the corporation is Century Tube Corporation.

2.	The address of the present registered office is 11th Floor, Simmons Bank Building, 501 Main Street, Pine Bluff, Arkansas 71601. The address of the registered office will remain the same.

3.	The name of the present registered agent is E. Harley Cox, Jr.

4.	The name of the successor registered agent is Phillip A. Raley.

5.	The address of the successor registered agent is 11th Floor, Simmons Bank Building, 501 Main Street, Pine Bluff, Arkansas 71601.

I, Phillip A. Raley, hereby consent to serve as registered agent for this corporation.

/s/ Phillip A. Raley
Successor Agent

Dated this 1 day of November, 1996.

CORPORATION:

CENTURY TUBE CORPORATION

By:	/s/ [ILLEGIBLE]
Title:	President & COO

By:	/s/ [ILLEGIBLE]
Secretary or Assistant Secretary

Corporation and UCC Records • Elections • Capitol Building and Grounds

Arkansas Secretary of State Sharon Priest State Capitol • Little Rock, Arkansas 72201-1094 • 501.682.1010

NOTICE OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH

To:	Sharon Priest
Secretary of State
Corporations Division
State Capitol
Little Rock, Arkansas 72201-1094

Pursuant to the Corporation Laws of the State of Arkansas, (Act 958 of 1987), the undersigned corporation submits the following statement for the purpose of changing its registered office or its registered agent, or both in the State of Arkansas. If this statement reflects a change of registered office, this form must be accompanied by notice of such change to any and all applicable corporations.

☐ Foreign	☒ Domestic

1.	Name of corporation:	Century Tube Corporation

2.	Street address of present registered office:	11th Floor, Simmons Bank Building, 501 Main Street,
Street Address
Pine Bluff, Arkansas, 71601
City, State, Zip

3.	Street address to which registered office is to be changed:

425 West Capitol Avenue, Suite 1700, Little Rock, AR 72201
Street Address, City, State, Zip

4.	Name of present registered agent:	Phillip A. Raley

5.	Name of successor registered agent:	The Corporation Company

I, The Corporation Company, hereby consent to serve as registered agent for this corporation.

/s/ [ILLEGIBLE] Ass’t Secretary
Successor Agent

A letter of consent from successor agent may be substituted in lieu of this signature.

6.   The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

MUST BE FILED IN DUPLICATE

A copy bearing the file marks of the Secretary of State shall be returned.

If this corporation is governed by Act 576 of 1965 such change must be filed with the County Clerk of the County in which its registered office is located, unless the registered office is located in Pulaski County, in which event no filing with the County Clerk is required.

Dated	January 3, 2002.
/s/ Ryan K. Stafford
Signature of Authorized Officer

Ryan K. Stafford, Vice President
Title of Authorized Officer

		/s/ Rose Carter Scoff	Rose Carter Scoff
[ILLEGIBLE] Assistant Secretary

Fee $25.00	[ILLEGIBLE]
AR00X - 6/20/00 C T System Online

Arkansas Secretary of State Charlie Daniels	State Capitol • Little Rock, Arkansas 72201-1094 501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK)

1.	a.	Current Name of Commercial Registered Agent:	The Corporation Company

b.	New name of Commercial Registered Agent:	The Corporation Company

2.	a.	Current address on file:	425 West Capitol Avenue
			Street Address
		Suite 1700,	Little Rock, AR	72201
		Street Address Line 2	City, State Zip

b.	New address:	124 West Capitol Avenue
Street Address
	Suite 1400	Little Rock, AR	72201-3736
	Street Address Line 2	City, State Zip

3.	a.	Jurisdiction / type of organization:	Business Corporation

	b.	New jurisdiction / new type of organization:

4.	Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 27th day of December, 2007.

/s/ Marie Hauer, Asst. Secy	/s/ Marie Hauer
Signature and Title of Authorized Individual	Printed Name of Authorized Individual

NO FEE	CRA-CF Rev. 08/07

Arkansas Secretary of State Charlie Daniels	State Capitol • Little Rock, Arkansas 72201-1094 501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK)

1.	a.	Current Name of Commercial Registered Agent:	THE CORPORATION COMPANY

b.	New name of Commercial Registered Agent:	THE CORPORATION COMPANY

2.	a.	Current address on file:	124 West Capitol Avenue
Street Address
		Suite 1400	Little Rock, AR 72201- 3736
		Street Address Line 2	City, State Zip

b.	New address:	124 West Capitol Avenue
Street Address
	Suite 1900	Little Rock, AR 72201
	Street Address Line 2	City, State Zip

3.	a.	Jurisdiction / type of organization:	BUSINESS CORPORATION

	b.	New jurisdiction / new type of organization:

4.	Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or Imprisonment up to 30 days.

Executed this 28th day of April, 2008.

/s/ Marie Hauer, Asst. Secy	/s/ Marie Hauer
Signature and Title of Authorized Individual	Printed Name of Authorized Individual

NO FEE	CRA-CF Rev. 08/07

Arkansas Secretary of State Charlie Daniels	State Capitol • Little Rock, Arkansas 72201-1094 501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

Instructions:        File at least one original certificate with original signatures, with the Secretary of State, State Capitol, Little Rock, AR 72201-1094 with payment of fees. A copy will be returned to the corporation at the listed address, and must be filed in the office of the county clerk in which the corporation’s office is located, (in other than Pulaski County) within 60 days after the date of filing with the Secretary of State.

Certificate of Amendment

Century Tube Corporation, a corporation duly organized, created and existing under and by virtue of the laws of the State of Arkansas, by its Vice President and its Assistance Secretary,

DOES HEREBY CERTIFY

A.  The name of the corporation is:  Tyco International CTC, Inc.

B.  The attached amendment was adopted on 5 March, 2009 by the shareholders.

C.  That the number of shares outstanding is 999,946 and the number of shares entitled to vote thereon is 999,946 (100%). The number of shares voted for is 999,946.  The number of shares which voted against is null.  (If the shares are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class, and the number of shares of each class which voted for and against are required.)

D.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares shall be effected as follows (if stated in attached amendment, do not restate):

E.  If the amendment effects a change in the amount of stated capital; then state the manner in which the same is effected and state the amount of the stated capital changed by the amendment in dollars and cents.

AR074 - 06/06/2007 C T System Online

IN WITNESS WHEREOF, the said corporation, Century Tube Corporation has caused its corporate name to be subscribed by its Vice President, who hereby verifies that the statements contained in the foregoing Certificate of Amendment are true and correct to the best of his/her knowledge and duly attested by its Assistant Secretary, on this 5th day of March, 2009.

Corporate Seal

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Century Tube Corporation
Corporate Name

John S. Jenkins, Jr.
Vice President (Type or Print)

/s/ John S. Jenkins
Vice President’s Authorized Signature

March 5, 2009
Date

ATTEST:	/s/ [ILLEGIBLE]
Assistant Secretary

Filing Fee: $50.00 payable to Arkansas Secretary of State	DO-01 REV. 4/06

AR074 - 06/06/2007 C T System Online

Arkansas Secretary of State Charlie Daniels	State Capitol • Little Rock, Arkansas 72201-1094 501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 w. Capitol, Little Rock

Instructions:        File at least one original certificate with original signatures, with the Secretary of State, State Capitol, Little Rock, AR 72201-1094 with payment of fees. A copy will be returned to the corporation at the listed address, and must be filed in the office of the county clerk in which the corporation’s office is located, (in other than Pulaski County) within 60 days after the date of filing with the Secretary of State.

Certificate of Amendment

Tyco International CTC, Inc., a corporation duly organized, created and existing under and by virtue of the laws of the State of Arkansas, by its President and its Secretary,

DOES HEREBY CERTIFY

A.  The name of the corporation is:  Atkore International CTC, Inc.

B.  The attached amendment was adopted on January 18, 2011 by the shareholders.

C.  That the number of shares outstanding is 999,946 and the number of shares entitled to vote thereon is 999,946 (100%). The number of shares voted for is 999,946.  The number of shares which voted against is null.  (If the shares are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class, and the number of shares of each class which voted for and against are required.)

D.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares shall be effected as follows (if stated in attached amendment, do not restate):

E.  If the amendment effects a change in the amount of stated capital, then state the manner in which the same is effected and state the amount of the stated capital changed by the amendment in dollars and cents.

AR074 - 06/06/2007 C T System Online

IN WITNESS WHEREOF, the said corporation, Tyco International CTC, Inc. has caused its corporate name to be subscribed by its President, who hereby verifies that the statements contained in the foregoing Certificate of Amendment are true and correct to the best of his/her knowledge and duly attested by its Secretary, on this 18th day of January, 2011.

Corporate Seal

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Tyco International CTC, Inc.
Corporate Name

Nelda Connors
President (Type or Print)

/s/ Nelda J. Connors
President’s Authorized Signature

January 18, 2011
Date

ATTEST:	/s/ [ILLEGIBLE]
Secretary

Filing Fee: $50.00 payable to Arkansas Secretary of State	DO-01 REV. 4/06

AR074 - 06/06/2007 C T System Online